Exhibit 3.b

OPPORTUNITY ACQUIS CORP.

(a Delaware corporation)

B Y - L A W S

OPPORTUNITY ACQUIS CORP.

(a Delaware corporation)

OPPORTUNITY ACQUIS CORP.

(a Delaware corporation)

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B Y - L A W S

* * * * *

ARTICLE I

OFFICES

Section 1.1. Registered Office. The registered office of Opportunity Acquis Corp. (the “corporation”) within the State of Delaware shall be located at the principal place of business in said State of such corporation or individual acting as the corporation’s registered agent in Delaware.

Section 1.2. Other Offices. The corporation may also have offices and places of business at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1.     Place of Meetings. All meetings of the stockholders for the election of directors shall be held at the principal offices of the corporation, as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.2.     Annual Meetings. Annual meetings of stockholders, commencing with the year of incorporation, shall be held on or before the tenth (10th) day of the seventh (7th) month following the corporation's fiscal year-end if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may be brought before the meeting. References to days in these bylaws shall mean calendar days.

Section 2.3.     Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 2.4.     Limitations of Special Meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.5. Notice of Meetings. Except as otherwise required or permitted by law, whenever the stockholders are required or permitted to take any action at a meeting, written notice thereof shall be given, stating the place, date and time of the meeting and, unless it is the annual meeting, by or at whose direction it is being issued. If participation by means of remote communications will be available by which stockholders and proxy holders may be deemed to be present in person and voted such meetings, notice shall be given providing the information and instructions with respect to the means to access the remote communications. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be delivered personally or shall be mailed not less than ten (10) or more than sixty (60) days before the date of such meeting, to each stockholder of record entitled to vote at such meeting. If mailed, the notice shall be given when deposited in the United States mail, postage prepaid, and shall be directed to each stockholder at his address as it appears on the records of the corporation. Nothing herein contained shall preclude any stockholder from waiving notice as provided in Section 6.12 hereof.

Section 2.6.     Stock Records. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified, at the place where the meeting is to be held or at the principal offices of the corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.7.     Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation . If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.8.     Voting. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or if you want by proxy for each share of the capital stock have voting power held of record by such stockholder.

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Section 2.9. Proxies. Every stockholder entitled to vote at a meeting or by consent without a meeting may authorize another person or persons to act for him by proxy. Each proxy shall be in writing executed by the stockholder giving the proxy or by such stockholder’s duly authorized attorney, and shall be filed with the secretary of the corporation before being voted. No proxy shall be valid after the expiration of three (3) years from its date, unless a longer period is provided for in the proxy. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it, or his legal representatives or assigns except in those cases where an irrevocable proxy permitted by statute has been given.

Section 2.10.     Action at Meeting. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having power present or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes, or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 2.11.     Action by Consent. Unless otherwise provided in the certificate of incorporation or any amendment thereto or by the laws of the State of Delaware, any action required by the laws of the State of Delaware to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if: (a) a consent in writing, or by facsimile, PDF, telegram, cablegram or other electronic transmission, setting forth the action so taken, shall be signed or, in the case of a facsimile, PDF, telegram, cablegram or other electronic submission, authorized by the holders of outstanding stock having not less than a minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; and (b) prompt notice of the taking of such action by less than unanimous written consent is given to the other stockholders to the extent and in the manner required by the laws of Delaware. Consents delivered to the corporation by facsimile, PDF, telegram, cablegram or other electronic transmission shall be deemed to be signed and dated on the date on which such consent is transmitted to the corporation or the agent specified by the corporation to receive such facsimile, PDF, telegram, cablegram or other electronic transmission. Any copy, facsimile, PDF or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, divided that such copy, facsimile, PDF or other reproduction shall be a complete reproduction of the entire original writing.

Section 2.12. Notice of Business. The provisions of this Section 2.12 shall apply from and after the time of a registration of the shares of common stock with the United States Securities and Exchange Commission by the corporation (the “Registration”).

At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the board of directors or (b) by any stockholder of the corporation who is a stockholder of record at the time of giving the notice provided for in this Section 2.12 who shall be entitled to vote at such meeting and who complies with the procedures set forth below. For business to be properly brought before a stockholder annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the president of the corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within thirty (30) days before or after such anniversary date, to be timely, notice by the stockholder must be received no later than the close of business on the tenth (10th) day following the day on which notice of the date of the meeting or public disclosure thereof was given or made. Such stockholder’s notice shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, (iii) the class and the number of shares of stock of the corporation which are beneficially owned by the stockholder and (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection which such business and any material interest of the stockholder in such business. Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this Section 2.12. If the board of directors of the meeting shall determine, based on the facts, that business was not properly brought before the meeting in accordance with the procedures set forth in this Section 2.12, the chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.12, (1) a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.12 and (2) stockholder nominations of persons for election to the board of directors shall be governed by Section 2.13.

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Section 2.13. Nomination of Directors. The provisions of this Section 2.13 shall apply from and after the time of the closing of the Registration.

Only persons who are nominated in accordance with the procedures set forth in this Section 2.13 shall be eligible to serve as directors. Nominations of persons for election to the board of directors of the corporation at an annual meeting of stockholders may be made (a) by or at the direction of the board of directors, or (b) by any stockholder of the corporation who is a stockholder of record at the time of giving the notice provided for in this Section 2.13, who shall be entitled to vote for the election of directors at the meeting and who complies with the procedures set forth below. Any such nominations (other than those made by or at the direction of the board of directors) must be made pursuant to timely notice in writing to the president of the corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within 30 days before or after such anniversary date, to be timely, notice by the stockholder must be received no later than the close of business on the 10th day following the day on which notice of the meeting or public disclosure thereof was given or made. Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (1) the name and address, as they appear on the corporation’s books, of such stockholder, (2) the class and number of shares of stock of the corporation which are beneficially owned by such stockholder and (3) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with such nomination and any material interest of such stockholder in such nomination. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the president of the corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. Notwithstanding anything in these by-laws to the contrary, no person shall be eligible to serve as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.13. If the board of directors shall determine, based on the facts, that a nomination was not made in accordance with the procedures set forth in this Section 2.13, the chairman shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.13, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.13.

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ARTICLE III

DIRECTORS

Section 3.1.     General Powers. The business and affairs of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate or incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

Section 3.2.     Number, Term, Election and Qualification. The number of directors which shall constitute the whole board shall be, at a minimum, one (1), and a maximum, seven (7) individual directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.4 of this Article, and each director elected shall hold office for the ensuing year until the next annual meeting and until the director's successor is duly elected and qualified; or until the earlier of the death, resignation or removal of such director. Directors need not be stockholders.

Section 3.3. Classified Board. If classified, the board of directors may be classified with staggered terms consisting of a maximum of three (3) classes of directors.

Section 3.4.     Vacancies. Unless the certificate of incorporation provides otherwise, if a vacancy occurs on the board, including a vacancy resulting from an increase in the number of directors, the stockholders or the directors may fill the vacancy. If the directors remaining in office constitute fewer than a quorum of the board, such directors may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. Notwithstanding the foregoing, if the vacant office was held by a director elected by a voting group of stockholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy, if it is filled by the stockholders. A vacancy, which will occur at a specific later date, by reason of a resignation effective at a later date, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

Section 3.5. Place of Meetings of the Board of Directors. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 3.6. Annual Meetings. An annual meeting, which shall include the newly elected directors, shall be held immediately following the annual meeting of stockholders, and no notice of such meeting to the newly elected directors shall be necessary in order to legally constitute the meeting, provided a quorum shall be present. In the event such meeting is not held immediately following the annual meeting of stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

Section 3.7.     Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place either within or without the State of Delaware as shall from time to time be determined by the board of directors, provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the board of directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

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Section 3.8.     Special Meetings. Special meetings of the board of directors may be held at any time and place, either within or without the State of Delaware, designated in a call by the chairman of the board, president, two or more directors, or by one director in the event there is only a single director in office.

Section 3.9.     Notice of Special Meetings. (a) Notice of any special meeting of directors shall be given to each director by the secretary or one of the directors (i) by giving notice to such director in person or by telephone at least 48 hours in advance of the meeting, (ii) by sending a telegram or telex, or delivering written notice by hand to his last known business or home address at least 48 hours in advance of the meeting, (iii) by electronic transmission at least 48 hours in advance of the meeting, or (iv) by mailing written notice to his last known business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the board of directors need not specify the purpose of the meeting.

(b) Notice given by electronic transmission pursuant to subsection (a) of this section shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the director has consented to receive notice; (2) if by electronic mail or e-mail, when directed to an electronic mail address at which the director has consented to receive notice; and (3) if by any other form of electronic transmission, when directed to the director in a manner in which such director has so consented. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c) For purposes of this section, "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 3.10.     Quorum. At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.11.     Action Without a Meeting. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, unanimously consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

Section 3.12.     Meetings or Participation by Telephone or Live Video Conference Calls. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors may participate in a meeting by means of conference telephone, live video conference, or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means in a meeting shall constitute presence in person at the meeting.

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Section 3.13.     Committees of Directors. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Committees shall be advisory to the board of directors.

Section 3.14.     Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Section 3.15.     Compensation of Directors. Unless otherwise restricted by the certificate of incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed compensation for attending committee meetings.

Section 3.16.     Removal of Directors. Unless otherwise restricted by the certificate of incorporation or by law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors or at a special meeting of the stockholders called for the express purpose of removal of directors.

Section 3.17. Resignations. Any director may resign at any time by giving written notice of his resignation to the president, Chief Executive Officer or the board of directors. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

ARTICLE IV

OFFICERS

Section 4.1.     Executive Officers. Unless otherwise restricted by the certificate of incorporation or these by-laws, the executive officers of the corporation shall be chosen by the board of directors and shall be a president, a secretary and a treasurer. The board of directors may also choose a chairman of the board, a vice-chairman of the board as executive officers of the corporation. The board of directors may also choose such other officers of the corporation including but not limited to one or more vice-presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

Section 4.2.     Election. Unless otherwise restricted by the certificate of incorporation or these by-laws, the board of directors at its first meeting and after each annual meeting of stockholders, and from time to time as vacancies occur, shall elect a president, a secretary and a treasurer. The board of directors may also elect or appoint one or more vice-presidents, and such other officers as it deems necessary or desirable for the conduct of the business of the corporation, each of whom shall have such powers and duties as the board of directors determines.

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Section 4.3. Authorities and Duties. All officers, as between themselves and the corporation, shall have such authority and perform such duties in the management of business and affairs of the corporation as may be provided in these by-laws, or, to the extent not so provided, as may be prescribed by the board of directors.

Section 4.4.     Salaries and Compensation. Unless otherwise restricted by the certificate of incorporation or these by-laws, the salaries or other compensation of all officers and agents of the corporation shall be fixed by the board of directors.

Section 4.5.     Tenure. Unless otherwise restricted by the certificate of incorporation or these by-laws, (a) the officers of the corporation shall hold office until their successors are chosen and qualified; (b) any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors; and (c) any vacancy occurring in any office of the corporation shall be filled by the board of directors.

Section 4.6. Chairman of the Board. The chairman of the board shall preside at all meetings of the stockholders and directors and perform such other duties as are properly required of such officer by the board of directors.

Section 4.7.     The President and Chief Executive Officer. The president shall be the chief executive officer of the corporation, shall have general and active management and charge of the business and affairs of the corporation subject to the control of the board of directors, and shall see that all orders and resolutions of the board of directors are carried into effect. He may also be chief operating officer. The title, responsibilities and duties associated with such office of president may be delegated to the chief executive officer, or temporarily delegated to a vice president, or the chief operating officer.

The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

Section 4.8. Vice Chairman of the Board. The vice chairman of the board will, in the absence of the chairman of the board, preside at meetings of the stockholders and directors, and will exercise and perform such duties as may from time to time be agreed to by the board of directors.

Section 4.9.     The Vice Presidents and Assistant Vice Presidents. In the absence of the president or in the event of his inability or refusal to act, the chief executive officer or the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the president, and when so acting, shall have the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and possess such other powers as the board of directors and the president may from time to time prescribe. The assistant vice presidents shall perform such duties and possess such powers as the board of directors, the president or the vice presidents may from time to time prescribe.

Section 4.10.      The Secretary and Assistant Secretaries. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporation seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

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The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, shall perform such other duties and have such other powers as the board of directors, president or secretary may from time to time prescribe.

Section 4.11.     The Treasurer and Chief Financial Officer. The treasurer shall serve as the chief financial officer of the corporation. The treasurer shall have the duties and responsibilities and shall exercise the authority and powers of the chief financial officer and principal accounting officer of the corporation, and shall in general perform all the duties incident to the office of chief financial officer and such other duties as from time to time may be assigned to him by the president and chief executive officer or by the board of directors. The treasurer shall have the custody of the corporation funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

If required by the board of directors, the treasurer shall give the corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 4.12.     The Assistant Treasurers. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors or president may from time to time prescribe.

ARTICLE V

CERTIFICATES FOR SHARES AND SHARES OF CAPITAL STOCK

Section 5.1.     Issuance of Stock. Subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any unissued balance of the authorized capital stock of the corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the board of directors in such manner, for such consideration and on such terms as the board of directors may determine.

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Section 5.2.     Certificates. The shares of the corporation shall be represented by certificates or shall be uncertificated. Certificates shall be signed by, or in the name of the corporation by, the chairman of the board, president, chief executive officer or any vice president, and by the secretary, chief financial officer, or the treasurer, that shall bear the seal of the corporation or a facsimile thereof or may be represented by a global certificate through The Depository Trust Company. If any such certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or its employees, the signature of any such officer may be a facsimile signature. In case any officer who shall have signed or whose facsimile signature was placed on any such certificate shall have ceased to be an officer before such certificate shall be issued, it may nevertheless be issued by the corporation with the same effect as if he were such officer at the date of issue. Each certificate representing shares shall state upon its face (a) that the corporation is formed under the laws of the State of Delaware, (b) the name of the person or persons to whom it is issued, (c) the number of shares which such certificate represents, (d) the par value, if any, of each share represented by such certificate, and (e) the number of authorized shares of such class of stock.

Section 5.3. Uncertificated Stock. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the General Corporation Law of the State of Delaware or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 5.4.     Endorsement of Certificates. Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 5.5.     Lost, Stolen or Destroyed Certificate. The board of directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation or any transfer agent or registrar with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 5.6.     Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer by power of attorney or otherwise, along with such proof of authenticity of instrument and signature and such legal opinions opining as to the legality of such transfer, as the corporation or transfer agent may reasonably require, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be canceled and issuance of new equivalent uncertificated share or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

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Section 5.7.     Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting: provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 5.8.     Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 5.9. Regulations re Transfer. Except as otherwise provided by law, the board of directors may make such additional rules and regulations, not inconsistent with these by-laws, as it may deem expedient, concerning the issue, transfer and registration of certificates for the securities of the corporation. The board of directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars and may require all certificates for shares of capital stock to bear the signature or signatures of any of them.

ARTICLE VI

GENERAL PROVISIONS

Section 6.1.     Dividends and Distributions. Dividends and other distributions upon or with respect to the capital stock of the corporation or of any of its subsidiaries, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends and other distributions may be paid in cash, in property, or in shares of the capital stock of the corporation, subject to the provisions of the certificate of incorporation. The board of directors shall have full power and discretion, subject to the provisions of the Certificate of Incorporation, as amended, or the terms of any other corporate document or instrument to determine what, if any, dividends or distributions shall be declared and paid or made.

Section 6.2.     Dividends v. Reserves. Before payment of any dividend or other distribution, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and then the directors may modify or abolish any such reserve in the manner in which it was created.

Section 6.3.     Annual Statement. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

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Section 6.4.     Checks. All checks or demands for money and notes of the corporation shall be signed by the treasurer or by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 6.5.    General and Special Bank Accounts. The board of directors may authorize from time to time the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the board of directors may designate or as may be designated by any officer or officers of the corporation to whom such power of designation may be delegated by the board of directors from time to time. The board of directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these by-laws, as it may deem expedient.

Section 6.6.      Signing of Obligations.     Unless otherwise restricted by the certificate of incorporation, all checks, drafts, notes or other obligations of the corporation shall be signed by the president or treasurer or such of the officers of the corporation or by such other person or persons as may be authorized by the board of directors.

Section 6.7.      Fiscal Year; Days. The fiscal year of the corporation shall be fixed by resolution of the board of directors. References to days in these bylaws shall mean calendar days.

Section 6.8.     Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 6.9.      Evidence of Authority.     A certificate by the secretary or assistant secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

Section 6.10.    Transactions with Interested Parties. No contract or transaction between the corporation and one or more of the directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or a committee of the board of directors which authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

(1)	The material facts as to his relationship or interest as to the contract or transaction are disclosed and is fair to the corporation or are known to the board of directors, and the board of directors in good faith authorized the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(2)

The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders of record, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3)	The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the stockholders.

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Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors which authorizes the contract or transaction.

Section 6.11.     Severability. Any determination that any provision of these by-laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these by-laws.

Section 6.12.   Waiver. Whenever a notice is required to be given by any provision of law, by these by-laws, or by the Certificate of Incorporation, a waiver thereof in writing, or by telecopy or any other means of communication permissible by law, whether before or after the time stated therein, shall be deemed equivalent to such notice. In addition, any stockholder attending a meeting of stockholders in person or by proxy without protesting prior to the conclusion of the meeting the lack of notice thereof to such stockholder, and any director attending a meeting of the board of directors without protesting prior to the meeting or at its commencement such lack of notice, shall be conclusively deemed to have waived notice of such meeting.

ARTICLE VII

INDEMNIFICATION

Section 7.1.     Indemnification. The corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of the State of Delaware and by the certificate of incorporation.

ARTICLE VIII

AMENDMENTS

Section 8.1.     Amendments by Stockholders. All by-laws of the corporation shall be subject to alteration or repeal, and new by-laws may be made, by the affirmative vote of stockholders holding of record in the aggregate at least a majority of the outstanding shares entitled to vote in the election of directors at any annual or special meeting of stockholders, provided that the notice or waiver of notice of such meeting shall have summarized or set forth in full therein, the proposed amendment.

Section 8.2.     Amendments by Directors. The board of directors shall have power to make, adopt, alter, amend and repeal, from time to time, by-laws of the corporation; provided, however, that the stockholders entitled to vote with respect thereto as in this Article VIII above-provided may alter, amend or repeal by-laws made by the board of directors, except that the board of directors shall have no power to change the quorum for meetings of stockholders or of the board of directors, or to change any provisions of the by-laws with respect to the removal of directors or the filling of vacancies in the Board resulting from the removal by the stockholders. If any by-law regulating an impending election of directors is adopted, amended or repealed by the board of directors, there shall be set forth in the notice of the next meeting of stockholders for the election of directors, the by-law so adopted, amended or repealed, together with a concise statement of the changes made.

Opportunity Acquis Corp. 2015 (Bylaws DE Opp-Acquis 31-Aug-2015 v.1)

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